EXHIBIT 23.1               CONSENT OF DENNIS H. JOHNSTON, ESQ

               DENNIS H. JOHNSTON, A PROFESSIONAL LAW CORPORATION
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                                                               9422 Canfield Dr.
                                                              La Habra, CA 90631
                                                             Tel: (562) 694-5092
                                                             Fax: (562) 694-0412

July 31, 2006

Board of Directors
GeneThera, Inc.
3930 Youngfield
Wheat Ridge, Colorado  80033

         Re:  Form S-8 Registration Statement; Opinion of Counsel

Dear Member of the Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.

                                   Sincerely,

                                   /s/ Dennis H. Johnston
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                                    Dennis H. Johnston, Esq.
                                   A Professional Law Corporation